* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

English translation for reference purpose only
Exhibit 4.10

Supplemental Agreement III

  Contract No.:JA4DAB08500
Date: December 4, 2008

Party A: Zhejiang Yuhui Solar Energy Source Co. Ltd
Address: No. 8 Baoqun Road, Yao Zhuang Town Industrial Park, Jiashan, Zhejiang

Party B: JingAo Solar Co., Ltd
Address: JingLong Industrial Park, JingLong Street, NingJin, Hebei, China

Whereas, The parties entered into a Sales and Purchase Contract as of August 10, 2007, (Contract No.: YGX0708100001, the “YGX0708100001 Contract”), which sets out the sales and purchase of monocrystalline silicon wafers for the years of 2008, 2009, and 2010; the parties entered into a Sales and Purchase Contract as of December 13, 2007, (Contract No.: YGX0711150001-122, the “YGX0711150001-122 Contract”), which sets out the sales and purchase of mono-crystalline silicon wafers from 2008 to 2013. Each of the YGX0708100001 Contract and the YGX0711150001-122 Contract is independent, binding upon the parties and does not overlap with each other (collectively the “Original Agreements”);

Whereas, the parties entered into a Supplemental Agreement I as of July 11, 2008 to amend the Original Agreements; subsequently the parties entered into a Supplemental Agreement II to amend the Original Agreements and Supplemental Agreement II. Supplemental Agreement I and Supplemental Agreement II shall be collectively referred to as the“Original Supplemental Agreements”;

The parties, through negotiation, hereby agree to terminate the Original Supplemental Agreements by entering into this Supplemental Agreement III. The Original Agreement and this Supplemental Agreement III shall both remain in effect. The parties agree as the following:

1.	Price
1.1	Under the YGX0708100001 Contract and the YGX0711150001-122 Contract, the unit price for 165mm, 125*125 mono-crystalline silicon wafers is ***/piece (tax included).
1.2	Now the parties agree to adjust the unit price for mono-crystalline silicon wafers (tax included) for November and December 2008 to ***/piece, 150mm, 125*125.
1.3
If the parties agreee to deliver products in the specification of 165mm, 125*125, the unit price shall be ***/piece multiplied by ***, which shall be ***/piece; if the parties agree to deliver products in the specification of 200mm, 156*156, the unit price shall be ***/piece multiplied by ***, which shall be ***/piece.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

2.	Quantity
2.1
The supply amount under the YGX0708100001 Contract and the YGX0711150001-122 Contract made by Party A for November and December 2008 shall be amended as the following: Party A shall monthly deliver *** pieces (calculated based on 165mm, 125*125 mono-crystalline) in full to Party B, which shall be *** in total. The delivery shall be made prior to December 31, 2008 to Party B.

Breakdown of the products to be delivered shall be: *** pieces of 150mm, 125*125, *** pieces of 165mm, 125*125, and *** pieces of 200mm, 156*156.
2.2	In addition, Party A shall deliver the accumulated amount of *** pieces (calculated based on 165mm, 125*125 mono-crystalline) which have not been delivered from July to October 2008.
Breakdown of the products to be delivered shall be: *** pieces of 165mm, 125*125, and *** pieces of 200mm, 156*156.

3.	Deduct Limit
3.1	The deduct limit for prepayment under the YGX0708100001 Contract shall be adjusted as follows: ***/piece for 165mm, 125*125 mono-crystalline and ***/piece for 200mm, 156*156 mono-crystalline.
3.2	The deduct limit for prepayment under the YGX0711150001-122 Contract shall be adjusted as follows: ***/piece for 165mm, 125*125 mono-crystalline and ***/piece for 200mm, 156*156 mono-crystalline.

4.	Price and Quantity for October 2008
4.1
The parties agree to adjust the price of mono-crystalline silicon wafers delivered by Party A to Party B during October 2008 as follows: ***/piece for 165mm, 125*125 mono-crystalline or ***/piece for 200mm, 156*156 mono-crystalline.

4.2	The specification and quantity of mono-crystalline silicon wafers delivered by Party A to Party B during October 2008 were:
（1）Under the YGX0708100001 Contract and the Original Supplemental Agreements: *** pieces of 165mm, 125*125 mono-crystalline and *** pieces of 200mm, 156*156 mono-crystalline.
（2）Under the YGX0711150001-122 Contract and the Original Supplemental Agreements: *** pieces of 165mm, 125*125 mono-crystalline and *** pieces of 200mm, 156*156 mono-crystalline.
4.3	According to the delivery quantity mentioned above, the difference of payment price due to price adjustment is ***, which shall be treated as payment for delivery to be made by Party A to Party B in December 2008. Party A shall provide an invoice for delivery in October to Party B according to the adjusted price.

5.	Negotiation on Price

The parties agree to renegotiate the price for silicon wafers for the first quarter of 2009 under the YGX0708100001 Contract, the YGX0711150001-122 Contract and this Supplemental

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Agreement in mid-December, and to negotiate and determine the silicon wafers price for each quarter 20 days before such quarter in 2009, and shall confirm the agreed price in writing. If the parties fail to agree on relevant price within the period stated above, Party B has the right to elect to make payment according to (i) either the price for November and December 2008 as provided herein or (ii) the then prevailing market price.

6.	Prepayment
6.1
The YGX0708100001 Contract shall be used as the first delivery contract for deduction of delivery and prepayment. If the prepayment is not deducted in full until December 31, 2008, it shall be deducted from the first payment of 2009.

6.2
The parties agree that the provision in the Original Agreements which provides that "Party A shall pay *** to Party B prior to December 25, 2008" shall be amended as "the parties shall negotiate on the payment in March 2009."

7.	Inspection and Acceptance

Party B shall conduct the inspection on products delivered by Party A within *** days upon its receipt. If Party B deems the products do not conform with the quality standards, Party A shall resolve the dispute within *** working days upon its receipt of Party B’s request in writing. Party A shall return and replace the non-conforming silicon wafers at its own expenses.

8. This Supplemental Agreement constitutes an integral part of the YGX0708100001 Contract and the YGX0711150001-122 Contract, and has the same legal effect therewith.

9. Matters not provided herein shall be subject to provisions of the YGX0708100001 Contract and the YGX0711150001-122 Contract, while matters expressly specified herein shall be subject to this Supplemental Agreement. Other unspecified matters shall be otherwise negotiated by the parties.

10. This Supplemental Agreement shall come into effect upon it is signed by the parties in two counterparts, each of which shall be held by each party. The term of this Supplemental Agreement will terminate on December 31, 2008.

Party A	Zhejiang Yuhui Solar Energy Source Co. Ltd	Party B	JingAo Solar Co., Ltd

Signature		Signature

Date		Date